     EXHIBIT 11 - Computation of Earnings Per Share
     ----------------------------------------------

                                                    (In Thousands, Except
                                                    Per Share Data)
                                                   ---------------------
                                                   Three Months Ended
                                                         March 31
                                                   ---------------------
                                                     1995     1994
                                                     ----     ----
     Primary:

        Average shares outstanding                 24,578    24,415
        Less leveraged ESOP shares                    (50)      (75)
        Net effect of the assumed exercise
         of stock options - based on the
         treasury stock method using average
         market price                                 655       665
                                                   ------    ------
                       Total                       25,183    25,005
                                                   ======    ======


        Net income                                $11,220   $10,155

        Per share amount                             $.45      $.41


     Fully Diluted:

        Average shares outstanding                 24,578    24,415
        Less leveraged ESOP shares                    (50)      (75)
        Net effect of the assumed exercise
         of stock options - based on the
         treasury stock method using higher
         of quarter-end and average market
         price                                        655       665
                                                   ------    ------

                       Total                       25,183    25,005
                                                   ======    ======


        Net income                                $11,220   $10,155

        Per share amount                             $.45      $.41

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